THREE EASY WAYS TO VOTE YOUR PROXY.
To vote by Telephone		To vote by Internet		To vote by Mail
1) 2) 3)	Read the Proxy Statement and have this Proxy card at hand. Call 1-888-221-0697. Follow the recorded instructions.	1) 2) 3)	Read the Proxy Statement and have this Proxy card at hand. Go to Website www.proxyweb.com/TIAA-CREF Follow the on-screen instructions.	1) 2) 3) 4)	Read the Proxy Statement. Check the appropriate box on the reverse side. Sign and date the Proxy card. Return the Proxy card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

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TIAA-CREF MUTUAL FUNDS PROXY SOLICITED BY THE BOARD OF TRUSTEES

By signing this form, I authorize Willard T. Carleton, E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at the TIAA-CREF Mutual Funds’ special meeting to be held on August 8, 2006 at 4:00 p.m. at 730 Third Avenue, New York, New York, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the approval of an Agreement and Plan of Reorganization and Termination.

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Date ______________________, 2006

Signature	(Sign in the Box)

When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate your full name and title.

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ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil.	☒	ê
PLEASE DO NOT USE FINE POINT PENS.

Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to MIS, TIAA-CREF’s tabulator, at P.O. Box 9112, Farmingdale, NY 11735. MIS has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot. If you vote by Internet or phone, your vote authorizes the proxies named on the front of your proxy card to cast your votes in the same manner as if you marked, signed, and returned your card. All votes cast by Internet, phone, or proxy card must be received by 4:00 p.m. (New York time) on August 8, 2006. If you vote via the Internet or phone, please do NOT mail back your proxy card.

The Board of Trustees Recommends a Vote FOR the proposal.

		FOR	AGAINST	ABSTAIN

1.	The approval of an Agreement and Plan of Reorganization and Termination.	☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

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